Exhibit 21

Parent and subsidiaries

City National Corporation
City National Financial Services, Inc. (99.5%)
CN Acquisition Corporation
Reed, Conner & Birdwell, LLC (91.0%)
Convergent Capital Management, LLC
Philip V. Swan Associates, LLC (73.0%)
City National Bank
BSC Mortgage Corporation (Inactive)
City National Mortgage Company
City National Properties, Inc.
City National Securities, Inc.
CN Loan Fund, Inc.
CN Special Holdings, LLC
PB Capital Management & Insurance Services (Inactive)
Sterling Capital Placement (Inactive)
City National Asset Management, Inc.
City National International Insurance Holdings, Inc.
City National Insurance Company, Ltd.
Citinational Real Estate, Inc.
Citinational Bancorporation
TPB Holdings, Inc.
Roxbury Insurance Corporation.
CN Real Estate Investment Holdings, Inc.
CN Real Estate Investment, Inc.

        City National Corporation is a corporation organized under the laws of the State of Delaware. City National Financial Services, Inc. is a corporation organized under the laws of the State of California and is 99.5 percent owned by City National Corporation with the remaining 0.5 percent owned by City National Bank. CN Acquisition Corporation, a California corporation is 100 percent owned by City National Corporation. CN Acquisition Corporation owns 91.0 percent of Reed, Conner and Birdwell, LLC, a limited liability corporation organized under the laws of the State of Delaware. Convergent Capital Management, LLC, a limited liability corporation organized under the laws of the State of Delaware is 100 percent owned by City National Corporation. City National Corporation owns 73.0 percent of Philip V. Swan Associates, LLC, a limited liability corporation organized under the laws of the State of California. City National Bank is a national banking association organized under the laws of the United States of America. Each of the other above-named subsidiaries is a corporation organized under the laws of the State of California unless otherwise noted. Registrant owns 100 percent of the outstanding capital stock of City National Bank ("Bank"). The Bank owns 100 percent of the outstanding common stock of BSC Mortgage Corporation, City National Mortgage Company, City National Properties, Inc., City National Securities, Inc., CN Loan Fund, Inc., a Maryland corporation, CN Special Holdings, LLC, PB Capital Management & Insurance Services Corporation, Sterling Capital Placement Corporation, City National Asset Management, Inc., CN Real Estate Investment Holdings, Inc., City National International Insurance Holdings, Inc., Citinational Real Estate, Inc. and TPB Holdings, Inc. City National International Insurance Holdings, Inc. owns 100 percent of City National Insurance Company, Ltd., a British Virgin Island corporation, Citinational Real Estate, Inc. owns 100 percent of Citinational Bancorporation and TPB Holdings, Inc. owns 100 percent of Roxbury Insurance Corporation, a corporation organized under the laws of the state of Hawaii. CN Real Estate Investment Holdings, Inc. owns 100 percent of CN Real Estate Investment, Inc.